AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 25, 2008

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

Emerson Electric Co. (Exact name of registrant as specified in its charter)
Missouri (State or other jurisdiction of incorporation or organization)	43-0259330 (IRS Employer Identification No.)
8000 West Florissant Avenue St. Louis, Missouri 63136 (Address of principal executive offices) Registrant’s telephone number including area code: (314) 553-2000

________________________

Timothy G. Westman

Vice President, Associate General Counsel and Assistant Secretary

Emerson Electric Co.

8000 West Florissant Avenue

St. Louis, Missouri 63136

(314) 553-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to: J. Mark Klamer, Esq. William L. Cole, Esq. Bryan Cave LLP One Metropolitan Square, Suite 3600 St. Louis, Missouri 63102 314-259-2000 Fax 314-259-2020

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:     ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:                            ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.                             ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.          ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.          ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.          ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☒ Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Accelerated filer ☐ Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum offering price/ Amount of registration fee (1) (2)
Debt Securities (3) (4) Preferred Stock, par value $2.50 per share (4) Common Stock, par value $0.50 per share (4) Warrants (4) (5) Share Purchase Contracts (6) and Share Purchase Units (7)	(1) (2)

(1)

In United States dollars or the equivalent thereof in foreign currency or currency units. An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee, except as provided in the remainder of this footnote. Pursuant to Rule 415(a)(6), the securities registered pursuant to this Registration Statement include $1,350,000,000 of unsold debt securities, preferred stock, common stock, warrants, share purchase contracts and share purchase units previously registered on the Registrant's Registration Statement on Form S-3 (Registration No. 333-110546), originally filed with the Commission on November 17, 2003 (the “Prior Registration Statement”). In connection with the registration of such unsold securities on the Prior Registration Statement, the Registrant paid a registration fee of $109,215 related to such previously registered securities. Such previously paid registration fee will continue to be applied to such unsold securities, which are hereby carried forward to this Registration Statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(2)	With respect to any securities issued with original issue discount, the amount to be registered will be calculated based on the initial public offering price thereof.
(3)	Includes convertible debt securities, non-convertible debt securities and medium term notes.
(4)

Also includes such indeterminate number of shares of common stock and preferred stock or amount of debt securities as may be issued upon conversion or exercise of, or exchange for, any convertible debt securities, convertible preferred stock, or warrants. The number and amount of such securities also include securities issued in connection with share purchase contracts and share purchase units. No separate consideration will be received for the preferred stock or common stock or debt securities issuable upon conversion of or in exchange for debt securities or preferred stock. Also includes such indeterminate number of shares of common stock and preferred stock or amount of debt securities as may be required for delivery upon exercise of warrants, or conversion of any convertible debt securities or convertible preferred stock, as a result of anti-dilution provisions thereof.

(5)

Represents an indeterminate number of warrants as may be issued at indeterminate prices, representing rights to purchase common stock, preferred stock and debt securities, or any combination. Such warrants may be issued independently or together with debt securities, preferred stock or common stock, and the warrants may be sold at the same or different time as those offered securities.

(6)

Represents an indeterminate number of share purchase contracts as may be issued at indeterminate prices, representing obligations to purchase common stock and preferred stock. Such share purchase contracts may be issued separately or as part of share purchase units.

(7)

Represents an indeterminate amount and number of share purchase units, consisting of share purchase contracts together with debt securities, preferred stock or debt obligations of third parties securing the holders' obligations to purchase common stock or preferred stock under the share purchase contracts.

EMERSON ELECTRIC CO.

DEBT SECURITIES

PREFERRED STOCK ($2.50 PAR VALUE)

COMMON STOCK ($0.50 PAR VALUE)

WARRANTS

SHARE PURCHASE CONTRACTS

SHARE PURCHASE UNITS

_________________

We may offer and issue debt securities, preferred stock, common stock, warrants, share purchase contracts and share purchase units from time to time. The shares of preferred stock or debt securities may be convertible into or exchangeable for shares of our common stock, preferred stock or debt securities. This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities. The information in the prospectus supplement may supplement, update or change information contained in this prospectus, and we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference. You should read this prospectus, any prospectus supplement, any free writing prospectus or other offering material we authorize relating to the securities and the documents incorporated by reference carefully before you invest.

Our common stock is listed on the New York Stock Exchange and the Chicago Stock Exchange under the symbol “EMR.” On November 21, 2008, the closing price of our common stock was $32.18 per share.

Investing in our securities involves risk. See “Risk Factors” beginning on Page 1 of this prospectus.

_________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

_________________

We may offer these securities in amounts, at prices and on terms determined at the time of offering.

We may sell securities at fixed prices, which may change, or at negotiated prices, or, in the case of our common stock or securities convertible into our common stock, at market prices prevailing at the time of the sales or prices related to such prevailing market prices.

We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. More information about the way we will distribute the securities is under the heading “Plan of Distribution.” Information about the underwriters or agents who will participate in any particular sale of securities will be in the prospectus supplement relating to that series of securities. Unless we state otherwise in a prospectus supplement, we will not list any of the debt securities on any securities exchange.

THE DATE OF THIS PROSPECTUS IS NOVEMBER 25, 2008.

TABLE OF CONTENTS

INFORMATION ABOUT EMERSON	1
RISK FACTORS	1
ABOUT THIS PROSPECTUS	2
WHERE YOU CAN FIND MORE INFORMATION	3
INFORMATION WE INCORPORATE BY REFERENCE	3
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	4
USE OF PROCEEDS	4
RATIO OF EARNINGS TO FIXED CHARGES	4
DESCRIPTION OF THE SECURITIES WE MAY OFFER	5
DESCRIPTION OF THE DEBT SECURITIES	5
BOOK-ENTRY DEBT SECURITIES	11
DESCRIPTION OF CAPITAL STOCK OF EMERSON	12
DESCRIPTION OF WARRANTS	20
DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS	22
PLAN OF DISTRIBUTION	23
LEGAL MATTERS	25
EXPERTS	25

INFORMATION ABOUT EMERSON

Emerson Electric Co. was incorporated in Missouri in 1890, and has grown from a regional manufacturer of electric motors and fans into a diversified global technology company. Having expanded its product lines through internal growth and acquisition, today we are designing and supplying product technology and delivering engineering services in a wide range of industrial, commercial and consumer markets around the world. Our principal executive offices are at 8000 West Florissant Avenue, St. Louis, Missouri 63136. Our telephone number is (314) 553-2000.

RISK FACTORS

Investing in our securities involves risks. Before you invest in our securities, you should carefully consider the risks regarding our business which are set forth in the “Risk Factors” of Part I, Item 1A to our Annual Report on Form 10-K for the year ended September 30, 2008, which are hereby incorporated by reference, the risks described below and any risks in the accompanying prospectus supplement, as well as the other information included or incorporated by reference in this prospectus and the prospectus supplement. We may amend or supplement these risk factors from time to time by other reports we file with the SEC in the future.

Risks Related to Our Securities

There may be no established trading market for some of our securities offered, and this could make selling such securities difficult and also impact the price of such securities.

There may be no established trading market for some of our securities offered by this prospectus. For example, some of our securities may not be listed on any securities exchange or included in any automated quotation system. We cannot assure you that an active trading market for such securities will develop or, if such market develops, that you will be able to sell such securities. If a trading market does not develop or is not maintained, holders of the securities may experience difficulty in reselling, or an inability to sell, such securities. As a result, the liquidity of such securities may be limited and, under certain circumstances, nonexistent. If a market does develop, any such market may be discontinued at any time.

The liquidity of, pricing of, and trading market for, our securities may be adversely affected by, among other things, changes in the overall markets for debt and equity securities, changes in our financial performance and prospects, the prospects in general for companies in our industry, the number of holders of the various securities, the interest of securities dealers in making a market in our securities, adverse credit rating actions and prevailing interest rates.

Net proceeds from the sale of our securities may not result in an increase in investment value.

Our management will have considerable discretion in the application of the net proceeds from offerings pursuant to this prospectus. For example, the net proceeds from an offering of our securities may be used for general corporate purposes. Under such circumstances, you may not have the opportunity, as part of your investment decision, to evaluate the economic, financial, or other information on which we base our decisions on how to use the proceeds, or to assess how the proceeds will be used.

If you purchase certain debt securities that we may offer, you may be required to accrue original issue discount on the notes for United States Federal Income Tax purposes and you may be required to pay taxes on distributions that you have not received.

Because of the manner in which the interest rate on certain debt securities is calculated, those notes may be classified as contingent payment debt instruments. If the notes are so treated, you will be required to accrue original issue discount on the notes in your gross income, such that you may have to pay taxes with respect to distributions that you have not received. For additional information, see “Description of Securities — Original Issue Discount Securities.”

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. No limit exists on the aggregate amount of the securities that we may sell pursuant to this registration statement.

In this prospectus, “we,” “us,” “our,” the “Company” and “Emerson” refer to Emerson Electric Co.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We will file each prospectus supplement with the SEC. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus, any prospectus supplement and any free writing prospectus or other offering material that we authorize together with the documents incorporated by reference as described under “Information We Incorporate By Reference” and the additional information described under the heading “Where You Can Find More Information” below.

You should rely only on the information provided in this prospectus, in any prospectus supplement, or any other offering material that we authorize, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any supplement to this prospectus, any free writing prospectus or any other offering material that we authorize, is accurate at any date other than the date indicated on the cover page of these documents. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus. You should also be aware that information in this prospectus may change after this date.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934. As a result, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC’s public reference room in Washington, D.C., which is located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov. Because our common stock trades on the New York Stock Exchange and the Chicago Stock Exchange under the symbol “EMR,” those materials can also be inspected and copied at the offices of those organizations.

We have filed with the SEC a registration statement under the Securities Act that registers the distribution of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. You can get a copy of the registration statement from the sources referred to above.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it in this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

We incorporate by reference into this prospectus the documents listed below that we have previously filed with the SEC. These documents contain important information about us.

•	Our Annual Report on Form 10-K for the year ended September 30, 2008.
•	Our Current Report on Form 8-K filed on November 6, 2008.
•	The description of our common stock contained in our Registration Statement on Form 10 as amended by our Form 8 filed on January 19, 1981.

We incorporate by reference into this prospectus any additional documents that we may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 between the date we first filed the registration statement to which this prospectus relates and the termination of the offering of the securities, except for the documents, or portions thereof, that are “furnished” (e.g., the portions of those documents set forth under Items 2.02 or 7.01 of Form 8-K or other information “furnished” to the Commission) rather than filed with the SEC, unless we expressly incorporate such furnished information. These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any material that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.

For purposes of the registration statement of which this prospectus is a part, any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus is a part.

You may receive a copy of any of the documents incorporated by reference in this prospectus from the SEC on its web site (http://www.sec.gov), or you may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1850, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. You can also obtain these documents from us, without charge, by contacting T. G. Westman, our Associate General Counsel and Assistant Secretary, at Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, telephone 314-553-2000, e-mail

tim.westman@emerson.com. Our SEC filings are also available to the public on our website at http://www.emerson.com. Information on our web site is not part of this prospectus, any prospectus supplement, any free writing prospectus or the registration statement of which this prospectus is part.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus, any prospectus supplement, free writing prospectus or other offering material, or in documents incorporated by reference into this prospectus, may contain various forward-looking statements and include assumptions concerning our operations, future results and prospects. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expect,” “may,” “might,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “will,” “forecast,” or “assume.” These forward-looking statements are based on current expectations and are subject to risk and uncertainties. We undertake no obligation to update any such statement to reflect later developments. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary statement identifying important economic, political and technological factors, among others, changes in which could cause the actual results or events to differ materially from those set forth in or implied by the forward-looking statements and related assumptions.

Such factors include the following: (i) current and future business environment, including interest rates, currency exchange rates and capital and consumer spending; (ii) potential volatility of the end markets served; (iii) competitive factors and competitor responses to Emerson initiatives; (iv) development and market introduction of anticipated new products; (v) availability of raw materials and purchased components; (vi) government laws and regulations, including taxes; (vii) outcome of pending and future litigation, including environmental compliance; (viii) stability of governments and business conditions in emerging economies; (ix) penetration of emerging economies; (x) favorable environment for acquisitions, domestic and foreign, including regulatory requirements and market values of candidates; (xi) integration of acquisitions; (xii) favorable access to capital markets; and (xiii) execution of cost-reduction efforts.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we expect to use the proceeds from the sale of the securities for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures, financing acquisitions and the repayment of short or long term borrowings. Before we use the proceeds for these purposes, we may invest them in short term investments. If we anticipate that proceeds will be earmarked for a specific purpose, such as to repay debt or make an acquisition, we will disclose the principal purpose for the net proceeds from each sale of our securities, and the amounts intended for each such purpose, in the relevant prospectus supplement. If the prospectus supplement does not disclose the principal purposes for the net proceeds of the offering and the approximate amounts to be used for each such purpose, we will include a discussion of our reasons for conducting that offering in the prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges for the periods indicated. For purposes of computation of the ratio of earnings to fixed charges, earnings consist of earnings from continuing operations before income taxes and minority interests in the income of consolidated subsidiaries with fixed charges plus the amount of fixed charges. Fixed charges consist of interest expense and that portion of rental expense deemed to represent interest.

	Year Ended September 30,
	2004	2005	2006	2007	2008
Ratio of Earnings to Fixed Charges	7.1x	7.8x	9.8x	9.8x	11.3x

DESCRIPTION OF THE SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings, the following securities:

•	debt securities;
•	shares of preferred stock;
•	shares of common stock;
•	warrants to purchase common stock, preferred stock, debt securities or any combination thereof;
•	share purchase contracts; or
•	share purchase units.

This prospectus contains a summary of certain general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. When we refer to a prospectus supplement we are also referring to any applicable pricing supplement, free writing prospectus, or other offering material we authorize, as appropriate, unless the context otherwise requires. The summaries contained in this prospectus and in any prospectus supplements do not contain all of the information or restate the agreements under which the securities may be issued and do not contain all of the information that you may find useful. We urge you to read the actual agreements relating to any securities because they, and not the summaries, define your rights as a holder of the securities. If you would like to read the agreements, they will be on file with the SEC, as described under “Where You Can Find More Information” and “Information We Incorporate By Reference.”

The terms of any offering, the initial offering price, the net proceeds to us and any other relevant provisions will be contained in the prospectus supplement or other offering material relating to such offering.

DESCRIPTION OF THE DEBT SECURITIES

This section describes some of the general terms of the debt securities that we may issue, either separately, or upon exercise of a warrant, or as part of a share purchase unit. Each prospectus supplement describes the particular terms of the debt securities we are offering under that supplement. Each prospectus supplement also indicates the extent, if any, to which such general provisions may not apply to the particular debt securities we are offering under that supplement. When we refer to a prospectus supplement we are also referring to any applicable pricing supplement or any applicable free writing prospectus.

We will issue the debt securities under an Indenture between us and The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York), which is serving as Trustee. We are summarizing certain important provisions of the Indenture and material known provisions of the debt securities. We do not restate the Indenture or the debt securities in their entirety. We urge you to read the Indenture and the debt securities because they, and not this description, define your rights as holders of the debt securities. We filed the Indenture with the SEC in the past, and it is incorporated by reference as an exhibit to the registration statement that includes this prospectus. When we use capitalized terms that we don’t define here, those terms have the meanings given in the Indenture. When we use references to Sections, we mean Sections in the Indenture.

General

The debt securities will be our unsecured obligations. The debt securities may be referred to as debentures, notes (including notes commonly referred to as medium term notes) or other unsecured evidence of indebtedness.

The Indenture does not limit the amount of debt securities that we may issue under the Indenture, nor does it limit other debt that we may issue. We may issue the debt securities at various times in different series, each of which may have different terms. (Section 2.3)

The prospectus supplement relating to the particular series of debt securities we are offering will include the following information concerning those debt securities:

•	The title of the debt securities.
•	Any limit on the amount of such debt securities that we may offer.
•	The price at which we are offering the debt securities. We will usually express the price as a percentage of the principal amount.
•	The amortization schedule, maturity date or retirement of the debt securities.
•

The interest rate per annum on the debt securities. We may specify a fixed rate or a variable rate, or we may offer debt securities that do not bear interest but are sold at a substantial discount from the amount payable at maturity. We may also specify how the rate or rates on the debt securities will be determined and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months.

•	The date from which interest on the debt securities will accrue or how the dates will be determined.
•	The dates on which we will pay interest and the regular record dates for determining which holders are entitled to receive the interest.
•	If applicable, the dates on which or after which, and the prices and other terms at which, we are required to redeem the debt securities or have the option to redeem the debt securities.
•	If applicable, the circumstances under which we may be obligated to make an offer to repurchase the debt securities upon the occurrence of a change in control.
•	If applicable, any provisions with respect to amortization, sinking funds or retirement.
•	If applicable, any limitations on our right to defease our obligations under the debt securities by depositing cash or securities.
•	The amount that we would be required to pay if the maturity of the debt securities is accelerated, if that amount is other than the principal amount.
•	Any additional restrictive covenants or other material terms relating to the debt securities.
•	The terms, if any, upon which the debt securities may be converted into or exchanged for common stock, preferred stock or debt securities.
•	Any additional events of default that will apply to the debt securities.
•

If we will make payments on the debt securities in any currency other than United States dollars, the currency or composite currency in which we will make those payments. If the currency will be determined under an index, the details concerning such index.

•	Any other material terms of the debt securities.

Payments on Debt Securities

We will make payments on the debt securities at the office or agency we will maintain for that purpose (which will be a corporate trust office of the Trustee in New York, New York unless we indicate otherwise in the prospectus supplement) or at such other places and at the respective times and in the manner as we designate in the prospectus supplement. (Sections 3.1 and 3.2) As explained under “Book-Entry Debt Securities” below, all debt securities will be book-entry and The Depository Trust Company or its nominee will be the initial registered Holder unless the prospectus supplement provides otherwise.

Form, Denominations and Transfers

Unless otherwise indicated in the prospectus supplement:

•	The debt securities will be in fully registered form, without coupons, in denominations of $1,000 or any multiple thereof.
•	We will not charge any fee to register any transfer or exchange of the debt securities, except for taxes or other governmental charges (if any). (Section 2.8)

Ranking

Unless we otherwise indicate in a prospectus supplement, the debt securities will be our senior unsecured debt obligations and will rank equally with all of our existing and future unsecured and unsubordinated debt.

Original Issue Discount Securities

If debt securities are Original Issue Discount Securities, we will offer and sell them at a substantial discount below their stated principal amount. “Original Issue Discount Security” means any security which provides that less than the full principal amount will be due if the maturity is accelerated or if the security is redeemed before its maturity. (Section 1.1)

If we issue Original Issue Discount Securities:

•

For Federal income tax purposes, you will need to include in your income the total amount of the original issue discount, or OID, as ordinary income over the life of the Original Issue Discount Security. The amount that the Original Issue Discount Security increases in value each tax year must be included in your taxable income as interest on your tax return. You must report OID as it accrues, whether or not you receive any taxable interest payments. This means that you must recognize income gradually over the life of the Original Issue Discount Security, even though you may not receive actual payments. This rule applies whether you are on the cash or accrual basis of accounting.

•

The OID accrues on a “constant yield” basis. The general result of this method of allocating annual interest is that interest accrual will be smaller in the earlier years after issuance of the Original Issue Discount Security and larger in the later years.

•

Your basis in the Original Issue Discount Security will increase as you recognize the OID as income. Your basis will decrease by the amount of any payments you receive on the Original Issue Discount Security (other than certain stated interest that is not taken into account in the calculation of OID).

We will describe specific Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities in the prospectus supplement, and we will file an opinion of counsel with respect to any such material tax consequences.

Disposition of the Debt Securities

Upon the sale, exchange, redemption, repurchase, retirement or other disposition of a debt security, you generally will recognize capital gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received on the disposition (except to the extent such amount is attributable to accrued but unpaid stated interest, which is taxable as ordinary income if not previously included in your income) and (ii) your adjusted tax basis in the debt security. Your adjusted tax basis in a debt security generally will equal the cost of the debt security to you increased by the amount of OID previously included in income by you. Capital gain or loss recognized upon the disposition of a debt security will be a long-term capital gain or loss if the debt security was held for more than one year. The maximum tax rate on long-term capital gains to individuals is generally 15% and corporations 35% (for taxable years through December 31, 2010). The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

We will report to you and to the IRS the amount of stated interest payments and payments of the proceeds from the sale, exchange, redemption, repurchase, retirement or other disposition of a debt security made to you, and the amount we withhold, if any. Under the backup withholding rules, you may be subject to backup withholding at a current rate of up to 28% with respect to distributions unless you:

•	are a corporation or come within certain exempt categories and, when required, demonstrate that fact; or
•	provide a taxpayer identification number, certify as to no loss of exemption from backup withholding, and otherwise comply with the applicable requirements of the backup withholding rules.

Indexed Debt Securities

We may issue debt securities under which the principal amount payable at maturity or the amount of interest payable will be determined by reference to currency exchange rates, commodity prices, equity indices or other factors. In that case, the amount we will pay to the Holders will depend on the value of the applicable currency, commodity, equity index or other factor at the time our payment obligation is calculated. All payments of principal and interest with respect to any indexed debt securities will be paid in cash. We will include information in the prospectus supplement for such debt securities about how we will calculate the principal and/or interest payable, and will specify the currencies, commodities, equity indices or other factors to which the principal amount payable at maturity or interest is linked. We will also provide information about certain additional tax considerations which would apply to the Holders of those debt securities in the applicable prospectus supplement, and file any required opinion of counsel with respect to any related material tax consequences.

Certain Restrictions

Unless we otherwise specify in the prospectus supplement, there will not be any covenants in the Indenture or the debt securities that would protect you against a highly leveraged or other transaction involving Emerson that may adversely affect you as a holder of debt securities. If there are provisions that offer such protection, they will be described in the particular prospectus supplement.

Limitations on Liens. Under the Indenture, we and our Restricted Subsidiaries (defined below) may not issue any debt for money borrowed, or assume or guarantee any such debt, which is secured by a mortgage on a Principal Property (defined below) or shares of stock or indebtedness of any Restricted Subsidiary, unless such mortgage similarly secures your debt securities. A Principal Property is any manufacturing plant or manufacturing facility that we or any Restricted Subsidiary owns, is located within the continental United States and, in the opinion of our board of directors, is of material importance to our total business that we and our Restricted Subsidiaries conduct, taken as a whole. The above restriction will not apply to debt that is secured by:

•	mortgages on property, shares of stock or indebtedness of any corporation that exists when it becomes a Restricted Subsidiary;
•	mortgages on property that exist when we acquire the property and mortgages that secure payment of the purchase price of and improvements to the mortgaged property;
•	mortgages that secure debt which a Restricted Subsidiary owes to us or to another Restricted Subsidiary;
•	mortgages that existed at the date of the Indenture;
•	mortgages on property of a company that exist when we acquire the company;
•	mortgages in favor of a government to secure debt that we incur to finance the purchase price or cost of construction of the property that we mortgage; or
•	extensions, renewals or replacement of any of the mortgages described above.

A Restricted Subsidiary is a direct or indirect subsidiary of Emerson if substantially all of its property is located in the continental United States and if it owns any Principal Property (except a subsidiary principally engaged in leasing or in financing installment receivables or overseas operations).

The Indenture also excepts from this limitation on liens secured debt in an amount up to 10% of our consolidated net tangible assets. (Section 3.6)

Limitation on Sale and Leaseback Transactions. We and our Restricted Subsidiaries may not enter into sale and leaseback transactions involving any Principal Property (except for leases of up to three years, and except for leases between us and a Restricted Subsidiary or between Restricted Subsidiaries) unless

•

we could issue debt secured by the property involved (under the limitations on liens described above) in an amount equal to the Attributable Debt which would be calculated under the Indenture based on the rental payments to be received, or

•	we pay other debt within 90 days in an amount not less than such Attributable Debt amount. (Section 3.7)

Restrictions on Consolidation, Merger or Sale. We may not consolidate or merge or sell or convey all or substantially all of our assets unless (1) we are the surviving corporation, or (2)(a) the surviving corporation (if it is not Emerson) is a domestic (U.S.) corporation and assumes our obligations on your debt securities and under the Indenture and (2)(b) immediately after such transactions, there is no default. (Section 9.1)

Defeasance

The Indenture includes provisions allowing defeasance that we may choose to apply to debt securities of any series. If we do so, we would deposit with the Trustee or another trustee money or U.S. Government Obligations sufficient to make all payments on the defeased debt securities. If we make such a deposit with respect to your debt securities, we may elect either:

•

to be discharged from all our obligations on your debt securities, except for our obligations to register transfers and exchanges, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or

•	to be released from our restrictions described above relating to liens and sale/leaseback transactions.

To establish such a trust, we must deliver to the Trustee an opinion of our counsel that the Holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. There may be additional provisions relating to defeasance which we will describe in the prospectus supplement. (Sections 12.1 through 12.4)

Events of Default, Notice and Waiver

If certain Events of Default by us specified in the Indenture happen and are continuing, either the Trustee or the Holders of 25% in principal amount of the outstanding debt securities of the defaulted series may declare the principal, and accrued interest, if any, of all securities of such series to be immediately due and payable. If other specified Events of Default happen and are continuing, either the Trustee or the Holders of 25% in principal amount of the outstanding debt securities of all series may declare the principal, and accrued interest, if any, of all the outstanding debt securities to be due and payable. (Section 5.1)

An Event of Default in respect of any series of debt securities means:

•	default for 30 days in payment of any interest installment;
•	default in payment of principal, premium, sinking fund installment or analogous obligation when due;
•

unless stayed by litigation, default in performance of any other covenant in the Indenture governing such series, for 90 days after notice to us by the Trustee or by the Holders of 25% in principal amount of the outstanding debt securities of such series; and

•	certain events of our bankruptcy, insolvency and reorganization. (Section 5.1)

Within 90 days after a default in respect of any series of debt securities, the Trustee must give to the Holders of such series notice of all uncured and unwaived defaults by us known to it. However, except in the case of default in payment, the Trustee may withhold such notice if it in good faith determines that such withholding is in the interest of such Holders. The term “default” means, for this purpose, the happening of any Event of Default, disregarding any grace period or notice requirement. (Section 5.11)

Before the Trustee is required to exercise rights under the Indenture at the request of Holders, it is entitled to be indemnified by such Holders, subject to its duty, during an Event of Default, to act with the required standard of care. (Sections 6.1 through 6.13)

If any Event of Default has occurred, in certain cases, the Holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting proceedings for remedies available to the Trustee, or exercising any trust or power conferred on the Trustee, in respect of such series. (Section 5.9)

If an Event of Default occurs, the Trustee will distribute the money it collects in the following order:

•	First, to the Trustee and its agents and attorneys an amount sufficient to cover its reasonable compensation, costs, expenses, liabilities and advances made.
•

Second, in the case the principal of the defaulted series is not yet due and payable, ratably to the persons entitled to payment of interest on the defaulted series in order of the maturity of the installments of such interest, with interest on the overdue installments of interest, or, in the case the principal of the defaulted series is due and payable, ratably, based on the aggregate of principal and accrued and unpaid interest, to persons entitled to payment of principal and interest on the defaulted series, with interest on the overdue principal and overdue installments of interest.

•	Third, the remainder to us or any other person entitled to it. (Section 5.3)

We must file an annual certificate with the Trustee that we are in compliance with conditions and covenants under the Indenture. (Section 3.5)

In certain cases, the Holders of a majority in principal amount of the outstanding debt securities of a series, on behalf of the Holders of all debt securities of such series, or the Holders of a majority of all outstanding debt securities voting as a single class, on behalf of the Holders of all outstanding debt securities, may waive any past default or Event of Default, or compliance with certain provisions of the Indenture, but may not waive, among other things, an uncured default in payment. (Sections 5.1 and 5.10)

Modification or Amendment of the Indenture

If we receive the consent of the Holders of a majority in principal amount of the outstanding debt securities affected, we may enter into supplemental indentures with the Trustee that would

•	add, change or eliminate provisions in the Indenture; or
•	change the rights of the Holders of debt securities.

However, unless we receive the consent of all of the affected Holders, we may not enter into supplemental indentures that would with respect to the debt securities of such Holders:

•	change the maturity;
•	reduce the principal amount or any premium;
•	reduce the interest rate or extend the time of payment of interest;
•	reduce any amount payable on redemption or reduce the amount of the principal of an Original Issue Discount Security that would be payable on acceleration;

•	impair or affect the right of any Holder to institute suit for payment;
•	change any right of the Holder to require repayment; or
•	reduce the requirement for approval of supplemental indentures. (Section 8.2)

Regarding the Trustee

The Trustee is The Bank of New York Mellon Trust Company, N.A., successor to The Bank of New York. Unless we otherwise indicate, the Trustee will also be the paying agent and registrar of the debt securities. The Trustee is also the Trustee, as successor to The Bank of New York, of our other securities issued under the Indenture. The Bank of New York Mellon, an affiliate of the trustee, is a lender to us under our revolving credit agreement and is also an investment manager for one of our pension funds. From time to time, we may enter into other banking relationships with the Trustee or its affiliates.

Under certain circumstances, the Holders of a majority in principal amount of the Securities of each series may remove the Trustee with respect to such series and appoint a new successor Trustee for such series, or any Securityholder of at least six months may petition a court for the removal of the Trustee and the appointment of a successor Trustee with respect to a particular series. (Section 6.10)

BOOK-ENTRY DEBT SECURITIES

The applicable prospectus supplement will indicate whether we are issuing the related debt securities as book-entry securities. Book entry securities of a series will be issued in the form of one or more global notes that will be deposited with The Depository Trust Company, or DTC, 55 Water Street, New York, New York 10041. The global note(s) will evidence all of the debt securities of that series. This means that we will not issue certificates to each Holder. We will issue one or more global securities to DTC, which will keep a computerized record of its participants (for example, your broker) whose clients have purchased the debt securities. The participant will then keep a record of its clients who own the debt securities. Unless it is exchanged in whole or in part for a security evidenced by individual certificates, a global security may not be transferred, except that DTC, its nominees and their successors may transfer a global security as a whole to one another. Beneficial interests in global book-entry securities will be shown on, and transfers of beneficial interests in global notes will be made only through, records maintained by DTC and its participants. Each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder of debt securities under the Indenture.

The laws of some jurisdictions require that certain purchasers of securities such as debt securities take physical delivery of such securities in definitive form. Such limits and such laws may impair your ability to acquire or transfer beneficial interests in the global book-entry security.

We will make payments on each series of book-entry debt securities to DTC or its nominee, as the sole registered owner and holder of the global book-entry security. Neither Emerson, the Trustee nor any of their agents will be responsible or liable for any aspect of DTC’s records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any of DTC’s records relating to such beneficial ownership interests.

DTC has advised us that, when it receives any payment on a global security, it will immediately, on its book-entry registration and transfer system, credit the accounts of participants with payments in amounts proportionate to their beneficial interests in the global security as shown on DTC’s records. Payments by participants to you, as an owner of a beneficial interest in the global security, will be governed by standing instructions and customary practices (as is now the case with securities held for customer accounts registered in “street name”) and will be the sole responsibility of such participants.

A global security representing a series will be exchanged for certificated debt securities of that series only if (x) DTC notifies us that it is unwilling or unable to continue as Depositary or if DTC ceases to be a clearing agency registered under the 1934 Act and we don’t appoint a successor within 90 days, (y) we decide that the global security shall be exchangeable or (z) there is an Event of Default under the Indenture or an event which with the giving of notice or lapse of time or both would become an Event of Default with respect to the debt securities represented by such global security. If that occurs, we will issue debt securities of that series in certificated form in exchange for such global security. An owner of a beneficial interest in the global security then will be entitled to physical delivery of a certificate for debt securities of such series equal in principal amount to such beneficial interest and to have such debt securities registered in its name. We would issue the certificates for such debt securities in denominations of $1,000 or any larger amount that is an integral multiple thereof, and we would issue them in registered form only, without coupons.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the 1934 Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. No fees or costs of DTC will be charged to you.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable.

DESCRIPTION OF CAPITAL STOCK OF EMERSON

The following is a summary of the material terms of our capital stock and the provisions of our restated articles of incorporation, as amended and bylaws. It also summarizes some relevant provisions of the Missouri General and Business Corporation Law, which we refer to as Missouri law. Since the terms of our restated articles of incorporation, bylaws, and Missouri law, are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and Missouri law. If you would like to read those documents, they are on file with the SEC, as described under the heading “Where You Can Find More Information.”

General

Our authorized capital stock consists of 1,200,000,000 shares of common stock, par value $0.50 per share, and 5,400,000 shares of preferred stock, par value $2.50 per share.

Common Stock

All of our outstanding shares of common stock are fully paid and non-assessable. Any shares of common stock issued in an offering pursuant to this prospectus, including those issuable upon the exercise of warrants or upon conversion of preferred stock or debt securities issued pursuant to this prospectus or in connection with the obligations of a holder of share purchase contracts to purchase our common stock, will be fully paid and non-assessable. Subject to the prior rights of the holders of any shares of preferred stock which later may be issued and outstanding, holders of common stock are entitled to receive dividends as and when declared by us out of legally available funds. In the event of any such declaration or payment, the holders of common stock will be entitled, to the exclusion of the holders of the preferred stock, to share therein. If we liquidate, dissolve, or wind up Emerson, after distribution and payment in full is made to holders of preferred stock, if any, the remainder of assets, if any, will be distributed pro rata among the holders of common stock of the company. Each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote of shareholders, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or redemption or sinking fund provisions for the common stock. We may issue additional shares of authorized common stock without shareholder approval, subject to applicable rules of the New York Stock Exchange and the Chicago Stock Exchange.

BNY Mellon Shareowner Services is the registrar and transfer agent for our common stock. Our common stock is listed on the New York Stock Exchange and on the Chicago Stock Exchange under the symbol “EMR.”

Preferred Stock

Our restated articles of incorporation vest our board of directors with authority to issue up to 5,400,000 shares of preferred stock from time to time in one or more series and by resolution or resolutions:

•	To fix the distinctive serial designation of the shares of any such series;
•

To fix the rate or amount per annum at which the holders of the shares of any series shall be entitled to receive dividends, the dates on which such dividends shall be payable, and the date or dates from which such dividends shall be cumulative;

•	To fix the price or prices at which, the times during which, and the other terms upon which the shares of any such series may be redeemed;
•	To fix the amounts payable on the shares of any series in the event of dissolution or liquidation of the Company;
•	From time to time to include additional shares of preferred stock which the Company is authorized to issue in any such series;
•

To determine whether or not the shares of any such series shall be made convertible into or exchangeable for shares of the common stock of the Company, shares of any other series of the preferred stock of the Company, now or hereafter authorized, or any new class of preferred stock of the Company hereafter authorized, or debt securities, the conversion price or prices, or the rate or rates of exchange at which such conversion or exchange may be made, and the terms and conditions upon which any such conversion right shall be exercised;

•	To fix such other preferences and rights, privileges and restrictions applicable to any such series as may be permitted by law;
•	To determine if a sinking fund shall be provided for the purchase or redemption of shares of any series and, if so, to fix the terms and amount or amounts of such sinking fund; and
•	To set the consideration for which the shares of the series are to be issued.

Except as otherwise provided in any prospectus supplement, all shares of the same series of preferred stock will be identical with each other share of said stock. The shares of different series may differ, including as to rank, as may be provided in our restated articles of incorporation, or as may be fixed by our board of directors as described above. We may from time to time amend our restated articles of incorporation to increase or decrease the number of authorized shares of preferred stock. Unless otherwise provided in any prospectus supplement, all shares of preferred stock will be fully paid and non-assessable.

The material terms of any series of preferred stock being offered by us will be described in the prospectus supplement relating to that series of preferred stock. If so indicated in the prospectus supplement and if permitted by law and the restated articles of incorporation, the terms of any such series may differ from the terms set forth below. That prospectus supplement may not restate the amendment to our restated articles of incorporation or the board resolution that establishes a particular series of preferred stock in its entirety. We urge you to read that amendment or board resolution because it, and not the description in the prospectus supplement, will define your rights as a holder of preferred stock. The certificate of amendment to our restated articles of incorporation or board resolution will be filed with the Secretary of State of the State of Missouri and with the SEC.

Dividend Rights. The preferred stock will be preferred as to payment of dividends over our common stock or any other stock ranking junior to the preferred stock as to dividends. No dividend may be declared or paid and no distribution may be made on our common stock or stock of junior rank, other than dividends or distributions payable in common stock, until the full cumulative dividends on the preferred stock of all series up to the end of the then quarterly dividend period shall have been declared and paid (or appropriated and set aside) by the board of directors. We will pay those dividends either in cash, shares of common stock or preferred stock or otherwise, at the rate and on the date or dates indicated in the applicable prospectus supplement. With respect to each series of preferred stock, the dividends on each share of that series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series. Accruals of dividends will not bear interest. If the amount determined by our board of directors to be declared and payable as dividends on the preferred stock is insufficient to pay the full dividend, including accumulations, on all outstanding series, such amount shall be paid on all outstanding shares of all series on pro rata basis generally based on the amount of the full dividend for that series.

Rights upon Liquidation. The preferred stock will be preferred over common stock, or any other stock ranking junior to the preferred stock with respect to distribution earnings and assets, so that the holders of each series of preferred stock will be entitled to be paid, upon voluntary or involuntary liquidation, dissolution or winding up and before any distribution is made to the holders of common stock or stock of junior rank, the amount set forth in the applicable prospectus supplement. However, in this case the holders of preferred stock will not be entitled to any other or further payment. In addition, the rights of the preferred stock in the event of a dissolution, liquidation or winding up shall not restrict or prevent the Company from paying dividends on common stock if the payment of such dividends is not restricted by any other terms of the preferred stock. If upon any liquidation, dissolution or winding up amounts available for payment are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, the amount available will be distributed among the holders of each series of preferred stock in an amount proportional to the full amounts to which the holders of each series are entitled.

Redemption. All shares of any series of preferred stock will be redeemable to the extent set forth in the prospectus supplement relating to the series.

Conversion or Exchange. Shares of any series of preferred stock will be convertible into or exchangeable for shares of common stock or preferred stock or debt securities to the extent set forth in the applicable prospectus supplement.

Preemptive Rights. No holder of shares of any series of preferred stock will have any preemptive or preferential rights to subscribe to or purchase shares of any class or series of stock, now or hereafter authorized, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe to, shares of any series, now or hereafter authorized.

Voting Rights. Except as indicated in the applicable prospectus supplement, the holders of preferred stock will be entitled to one vote for each share of preferred stock held by them on all matters properly presented to shareholders. The holders of common stock and the holders of all series of preferred stock will vote together as one class, except as otherwise provided by law and except as set forth below.

The preferences, priorities, special rights and powers given to the preferred stock under our restated articles of incorporation, or to any series thereof by any authorizing action of our board, may be altered or terminated, as provided by law, upon the affirmative vote of the holders of two-thirds (2/3) of each series of preferred stock issued and outstanding whose rights will be affected by such proposed alteration or termination. No additional shares of the preferred stock except the shares provided for in our restated articles of incorporation shall be authorized, and no additional shares of any other class of preferred stock having a priority over, or entitled to participate on a parity with, the preferred stock shall be authorized, except upon the affirmative vote of the holders of a majority of each series of the preferred stock issued and outstanding; provided, however, that the authorizing resolution for any series of preferred stock may provide for the vote of a greater percentage of the shares.

Currently under Missouri law, even if shares of a particular class or series of stock are not otherwise entitled to a vote on any matter submitted to the shareholders, amendments to the restated articles of incorporation which adversely affect those shares require a vote of the class or series of which such shares are a part, including amendments which would:

•	increase or decrease the aggregate number or par value of authorized shares of the class or series;
•	create a new class of shares having rights and preferences prior or superior to the shares of the class or series;
•	increase the rights and preferences, or the number of authorized shares, of any class having rights and preferences prior to or superior to the rights of the class or series; or
•	alter or change the powers, preferences or special rights of the shares of such class or series so as to affect such shares adversely.

Board Representation. Our restated articles of incorporation provide that in addition to the voting rights set forth above, if, and whenever, six (6) or more quarterly dividends, whether or not consecutive, on the preferred stock shall be in arrears, in whole or in part, the holders of the preferred stock, including all series thereof, voting as a single class, shall have the right to elect a number of the members of the board of directors equal to the whole number obtained by dividing seven (7), into the number of directors of the Company authorized at such time by the restated articles of incorporation of the Company, but not less than two (2) directors. In such event, the remainder of the directors shall be elected by the holders of the common stock and preferred stock, voting as a single class. Whenever all dividends in arrears and current dividends on the preferred stock then outstanding have been paid or declared and a sum sufficient for the payment thereof set aside, then the right of the holders of the preferred stock to elect such number of directors shall then cease. During the time when the preferred stock is vested with the power of board representation, the secretary of the Company may (and shall upon the written request of the holders of record of ten percent (10%) or more in number of shares of the preferred stock outstanding) call a special meeting of the holders of the preferred stock for the election of the directors to be elected by them subject to the provisions of our restated articles of incorporation. In the case of additional authorized shares of preferred stock or a different class of preferred stock shall be created and issued, nothing herein contained shall prevent any such additional shares or class of the preferred stock from having the same voting rights on a pari passu basis with the shares of preferred stock entitled to vote on any matters.

Many of our operations are conducted through our subsidiaries, and thus our ability to pay dividends on our common stock or any series of preferred stock is dependent on their financial condition, results of operations, cash requirements and other related factors.

Depending upon the rights of holders of the preferred stock, an issuance of preferred stock could adversely affect holders of common stock by delaying or preventing a change of control of Emerson, making removal of the management of Emerson difficult, or restricting the payment of dividends and other distributions to the holders of common stock. We presently have no intention to issue any shares of preferred stock.

Certain Effects of Authorized but Unissued Stock

We may issue additional shares of common stock or preferred stock without shareholder approval, subject to applicable rules of the New York Stock Exchange and the Chicago Stock Exchange, for a variety of corporate purposes, including raising additional capital, corporate acquisitions and employee benefit plans. The existence of unissued and unreserved common and preferred stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of Emerson through a merger, tender offer, proxy contest, or otherwise, and protect the continuity of management and possibly deprive you of opportunities to sell your shares at prices higher than the prevailing market prices. We could also use additional shares to dilute the stock ownership of persons seeking to obtain control of Emerson. See also “Certain Charter and Bylaw Provisions” below.

Series B Junior Participating Preferred Stock

Our board previously authorized the issuance of 1,200,000 shares of preferred stock as Series B junior participating preferred stock in connection with our adoption of a shareholder rights plan as of November 1, 1998, which expired by its terms on November 1, 2008. We do not have any current plans to utilize such preferred stock. At the time of its authorization, our board designated the dividend, liquidation, voting and redemption features and the rights in the event of a merger of the Series B junior participating preferred stock so that the value of one one-thousandth (1/1,000th) of a share of Series B junior participating preferred stock approximated the value of one share of common stock. Each of these shares, if issued, would generally be non-redeemable and junior to all other series of preferred stock, have a variable preferential cumulative quarterly dividend, entitle its holder to receive a variable preferred liquidation payment and have one vote.

Certain Charter and Bylaw Provisions

Our restated articles of incorporation and bylaws:

•	provide for a classified board of directors;
•	limit the right of shareholders to remove directors or change the size of the board of directors;
•	limit the right of shareholders to fill vacancies on the board of directors;
•	limit the right of shareholders to call a special meeting of shareholders or propose other actions;
•	require a higher percentage of shareholders than would otherwise be required to amend, alter, change, or repeal certain provisions of our restated articles of incorporation; and
•	provide that the bylaws may be amended only by the majority vote of the board of directors.

Shareholders will not be able to amend the bylaws without first amending the restated articles of incorporation. These provisions may discourage certain types of transactions that involve an actual or threatened change of control of Emerson. Since the terms of our restated articles of incorporation and bylaws may differ from the general information we are providing, you should only rely on the actual provisions of our restated articles of incorporation and bylaws. If you would like to read our restated articles of incorporation and bylaws, they are on file with the SEC or you may request a copy from us.

Size of Board

Our restated articles of incorporation provide that the number of directors will be fixed by our bylaws; provided that the bylaws must provide for three or more directors. Our bylaws provide for a board of directors of at least three directors and permit the board of directors to set the number of directors from time to time. In accordance with our bylaws, our board of directors has fixed the number of directors at fifteen. Our restated articles of incorporation and bylaws further provide that our bylaws may be amended only by majority vote of our entire board of directors.

Election of Directors

In order for you to nominate a candidate for director, our bylaws require that you give timely notice to us in advance of the meeting. Ordinarily, you must give notice not less than 90 days nor more than 120 days before the meeting (but if we give less than 100 days notice of the meeting or prior public disclosure of the date of the meeting, then you must give notice within ten days after we mail notice of the meeting or make a public disclosure of the meeting). Your notice must describe various matters regarding the nominee, including the nominee’s name, address, occupation, and shares held. Our bylaws do not permit cumulative voting in the election of directors. Accordingly, the holders of a majority of the then outstanding shares of common stock can elect all the directors of the class then being elected at that meeting of shareholders.

Classified Board

Our articles of incorporation and bylaws provide that our board will be divided into three classes, with the classes to be as nearly equal in number as possible, and that one class shall be elected each year and serve for a three-year term.

Removal of Directors

Missouri law provides that, unless a corporation’s articles of incorporation provide otherwise, the holders of a majority of the corporation’s voting stock may remove any director from office. Our restated articles of incorporation provide that shareholders may remove a director with or without “cause” and with the approval of the holders of 85% of Emerson’s voting stock. Our board of directors may remove a director, with or without cause, only in the event the director fails to meet the qualifications stated in the bylaws for election as a director or in the event the director is in breach of any agreement between such director and Emerson relating to such director’s service as a director or employee of Emerson.

Filling Vacancies

Missouri law further provides that, unless a corporation’s articles of incorporation or bylaws provide otherwise, all vacancies on a corporation’s board of directors, including any vacancies resulting from an increase in the number of directors, may be filled by the vote of a majority of the remaining directors even if that number is less than a quorum. Our bylaws provide that, subject to the rights, if any, of the holders of any class of preferred stock then outstanding and except as described below, only the vote of a majority of the remaining directors may fill vacancies.

Limitations on Shareholder Action by Written Consent

Missouri law provides that any action by written consent of shareholders in lieu of a meeting must be unanimous.

Limitations on Calling Shareholder Meetings

Under our restated articles of incorporation and bylaws, special meetings of shareholders may be called only by our board of directors, our chairman of the board, and the holders of not less than 85% of our voting stock.

Limitations on Introducing Other Items of Business

In order for you to bring an item of business before a shareholder meeting, our bylaws require that you give timely notice to us in advance of the meeting. Ordinarily, you must give notice at least 90 days but not more than 120 days before the meeting (but if we give less than 100 days’ notice of the meeting, then you must give notice within ten days after we mail notice of the meeting or make other public disclosure of the meeting). Your notice must include a description of the item of business, the reasons for bringing the item of business, and other specified matters. Our board may reject any items of business that have not followed these procedures or that are not a proper subject for shareholder action in accordance with the provisions of applicable law.

Amendment of Restated Articles of Incorporation

Our restated articles of incorporation may be amended by the affirmative vote of the holders of shares representing a majority of the votes entitled to be cast on the amendment; provided that certain provisions contained in our restated articles of incorporation respecting business combinations, the board of directors, removal of directors, amendment of bylaws and special meetings of shareholders may be amended only by the affirmative vote of the holders of 85% of the total voting power of all outstanding shares of Emerson, voting as a single class. However, the provisions respecting business combinations may be amended upon the affirmative vote of the holders of a majority of the total voting power of all outstanding shares of Emerson if such amendment shall first have been approved and recommended by a majority of those directors who meet certain criteria of independence from parties seeking a business combination.

Business Combination Provisions in Restated Articles of Incorporation

Certain business combinations involving Emerson require the affirmative vote of the holders of 85% of the outstanding shares of Emerson common stock unless (i) a majority of the continuing directors (as defined in the Emerson restated articles of incorporation) have approved the proposed business combination, or (ii) various conditions intended to ensure the adequacy of the consideration offered by the party seeking the combination are satisfied.

Limitation on Directors’ Liability

Our restated articles of incorporation limit the liability of our directors to us or any of our shareholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted under the Missouri General and Business Corporation Law.

Anti-Takeover Effects of Provisions

The classification of directors, the inability to vote shares cumulatively, the advance notice requirements for nominations, and the provisions in our restated articles of incorporation and/or bylaws that limit the ability of shareholders to increase the size of our board or to remove directors and that permit the remaining directors to fill any vacancies on our board make it more difficult for shareholders to change the composition of our board. As a result, at least two annual meetings of shareholders may be required for the shareholders to change a majority of the directors, whether or not a change in our board would benefit Emerson and its shareholders and whether or not a majority of our shareholders believes that the change would be desirable.

The provision of Missouri law which requires unanimity for shareholder action by written consent gives all our shareholders entitled to vote on a proposed action the opportunity to participate in the action and prevents the holders of a majority of the voting power of Emerson from using the written consent procedure to take shareholder action. The bylaw provision requiring advance notice of other items of business may make it more difficult for shareholders to take action opposed by the board. Moreover, a shareholder cannot force a shareholder consideration of an item of business over the opposition of our board of directors by calling a special meeting of shareholders.

These provisions make it more difficult and time-consuming to obtain majority control of our board of directors or otherwise bring a matter before shareholders without our board’s consent, and thus reduce the vulnerability of Emerson to an unsolicited takeover proposal. These provisions enable Emerson to develop its business in a manner which will foster its long-term growth, by reducing to the extent practicable the threat of a takeover not in the best interests of Emerson and its shareholders and the potential disruption entailed by the threat. On the other hand, these provisions may adversely affect the ability of shareholders to influence the governance of Emerson and the possibility that shareholders would receive a premium above market price for their securities from a potential acquirer who is unfriendly to management. The provisions requiring an 85% vote of shareholders for amendments to certain provisions of our restated articles of incorporation and for certain business combinations have the effect of limiting the ability of shareholders and others to change the terms of Emerson’s restated articles of incorporation and to change control of Emerson.

Missouri Statutory Provisions

Missouri law also contains certain provisions which may have an anti-takeover effect and otherwise discourage third parties from effecting transactions with us, including control share acquisition and business combination statutes.

Business Combination Statute

Missouri law contains a “business combination statute” which restricts certain “business combinations” between us and an “interested shareholder,” or affiliates of the interested shareholder, for a period of five years after the date of the transaction in which the person becomes an interested shareholder, unless either such transaction or the interested shareholder’s acquisition of stock is approved by our board on or before the date the interested shareholder obtains such status.

The statute also prohibits business combinations after the five-year period following the transaction in which the person becomes an interested shareholder unless the business combination or purchase of stock prior to becoming an interested shareholder is approved by our board prior to the date the interested shareholder obtains such status. The statute provides that, after the expiration of such five-year period, business combinations are prohibited unless:

•	the holders of a majority of the outstanding voting stock, other than the stock owned by the interested shareholder, approve the business combination; or
•	the business combination satisfies certain detailed fairness and procedural requirements.

A “business combination” for this purpose includes a merger or consolidation, some sales, leases, exchanges, pledges and similar dispositions of corporate assets or stock and any reclassifications or recapitalizations that increase the proportionate voting power of the interested shareholder. An “interested shareholder” for this purpose generally means any person who, together with his or her affiliates and associates, owns or controls 20% or more of the outstanding shares of the corporation’s voting stock.

A Missouri corporation may opt out of coverage by the business combination statute by including a provision to that effect in its governing corporate documents. We have not done so.

The business combination statute may make it more difficult for a 20% beneficial owner to effect other transactions with us and may encourage persons that seek to acquire us to negotiate with our board prior to acquiring a 20% interest. It is possible that such a provision could make it more difficult to accomplish a transaction which shareholders may otherwise deem to be in their best interest.

Control Share Acquisition Statute

Missouri also has a “control share acquisition statute.” This statute may limit the rights of a shareholder to vote some or all of his shares. A shareholder whose acquisition of shares results in that shareholder having voting power, when added to the shares previously held by him, to exercise or direct the exercise of more than a specified percentage of our outstanding stock (beginning at 20%), will lose the right to vote some or all of his shares in excess of such percentage unless the shareholders approve the acquisition of such shares.

In order for the shareholders to grant approval, the acquiring shareholder must meet certain disclosure requirements specified in the statute. In addition, a majority of the outstanding voting shares, as determined before the acquisition, must approve the acquisition. Furthermore, a majority of the outstanding voting shares, as determined after the acquisition, but excluding shares held by (i) the acquiring shareholder, (ii) employee directors or (iii) officers appointed by the board of directors, must approve the acquisition. If the acquisition is approved, the statute grants certain rights to dissenting shareholders.

Not all acquisitions of shares constitute control share acquisitions. The following acquisitions generally do not constitute control share acquisitions:

•	good faith gifts;
•	transfers in accordance with wills or the laws of descent and distribution;
•	purchases made in connection with an issuance by us;
•	purchases by any compensation or benefit plan;
•	the conversion of debt securities;

•	purchases from holders of shares representing two-thirds of our voting power; provided such holders act simultaneously;
•	satisfaction of a pledge or other security interest created in good faith;
•	mergers involving us which satisfy the other requirements of the General and Business Corporation Law of Missouri;
•	transactions with a person who owned a majority of our voting power within the prior year; or
•

purchases from a person who previously satisfied the requirements of the control share statute, so long as the acquiring person does not have voting power after the ownership in a different ownership range than the selling shareholder prior to the sale.

A Missouri corporation may opt out of coverage by the control share acquisition statute by including a provision to that effect in its governing corporate documents. We have not opted out of the control share acquisition statute.

Take-Over Bid Disclosure Statute

Missouri’s “take-over bid disclosure statute” requires that, under some circumstances, before making a tender offer that would result in the offeror acquiring control of us, the offeror must file certain disclosure materials with the Commissioner of the Missouri Department of Securities.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our common stock, preferred stock, debt securities or any combination thereof. We may issue warrants independently or together with debt securities, preferred stock or common stock, and the warrants may be sold at the same or different time as those offered securities. Each warrant will entitle the holder to purchase for cash an amount or number of securities at the exercise price specified in the prospectus supplement relating to the warrants.

We will issue our warrants in one or more series, each under a warrant agreement between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants.

We will file a copy of each warrant agreement that we enter into with the warrant agent in our Current Reports on Form 8-K, which will be incorporated herein by reference, or by an amendment to the registration statement of which this prospectus forms a part. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in a prospectus supplement.

General Terms

The applicable prospectus supplement will contain, where appropriate, information relating to the warrants, including the following:

•	the title of the warrants;
•	the aggregate number of warrants offered;
•	the price and prices at which the warrants will be issued;
•	the various factors considered in determining the exercise prices;
•	the currency or currencies in which the price of the warrants will be payable;
•	the dates upon which the right to exercise the warrants will begin and end;

•	if the warrants are not continuously exercisable, the specific date or dates on which they may be exercised;
•	the place or places where, and the manner in which, the warrants may be exercised;
•	the exercise price, the procedures for exercise and the circumstances, if any, that will deem the warrants to be automatically exercised;
•	any provisions for changes to or adjustments in the exercise price;
•	the designation and terms of the securities purchasable upon exercise of the warrants and the number or amount of such securities issuable upon exercise of the warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants;
•	any minimum or maximum number of warrants which may be exercised at any one time;
•

if warrants are issued together with debt securities, common stock or preferred stock, the title of the securities, their terms, the number of warrants accompanying each other security and the date that the warrants and other securities will become separately transferable;

•	whether the warrants will be issued in registered or bearer form or both and whether they will be issued in certificated or uncertificated form;
•	information with respect to book-entry procedures, if any;
•	the terms of any mandatory or optional redemption or call provisions;
•	the exchanges, if any, on which the warrants may be listed;
•	the identity of the warrant agent;
•	the terms of the warrant agreement entered into with the warrant agent;
•	the U.S. Federal income tax consequences applicable to the warrants; and
•	any other material terms of the warrants.

Prior to the exercise of the warrants, warrant holders will not have any rights of holders of our securities purchasable upon exercise of those warrants, including (1) in the case of warrants for the purchase of our debt securities, the right to receive payments of principal, premium or interest, if any, on those debt securities or to enforce covenants in the governing Indenture, or (2) in the case of warrants for the purchase of preferred stock or common stock, the right to receive payments of dividends, if any, on that preferred stock or common stock or to exercise any applicable right to vote.

Exercise of Warrants

Warrants may be exercised as set forth in the applicable prospectus supplement. Any warrants not exercised by the expiration date will be void. Unless otherwise set forth in the applicable prospectus supplement, holders of warrants may exercise them by delivering properly completed warrant certificates and payment of the exercise price to the warrant agent at its corporate trust office. As soon as practicable after such delivery, we will issue and deliver to the holder the securities purchased upon exercise of the warrants. If the warrants are certificated and a holder does not exercise all of the warrants represented by a particular certificate, we will also issue a new certificate for the remaining number of warrants.

Amendments and Supplements to Warrant Agreement

Except as otherwise set forth in the prospectus supplement, we and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, except as otherwise set forth in the prospectus supplement, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Except as otherwise set forth in the prospectus supplement, every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts obligating holders to purchase from us and obligating us to sell to holders at a future date a specified number of shares of our common stock or preferred stock, or a number of shares of common stock or preferred stock to be determined by reference to a specific formula set forth in the share purchase contract. The price per share may be fixed at the time that the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts. Share purchase contracts may include anti-dilution provisions to adjust the number of shares issuable pursuant to such share purchase contracts upon the occurrence of certain events.

We may issue the share purchase contracts separately or as a part of units, which we refer to as “share purchase units.” Each such unit will consist of a share purchase contract and one or more of: (i) our debt securities, (ii) our preferred stock, or (iii) debt obligations of third parties, including U.S. Treasury securities, which in each case will be pledged to secure the purchasers’ obligation to purchase common stock or preferred stock under the related share purchase contract.

The share purchase contracts may:

•	require us to make periodic payments to holders of the share purchase units, or vice versa, and such payments may be unsecured or prefunded on some basis;
•	require holders to pay their payment obligations at the time the share purchase contracts are issued, which we refer to as “prepaid share purchase contracts,” or at the time of settlement;
•	require holders to secure their obligations under the share purchase contracts in a specified manner; and
•

permit us to deliver, in certain circumstances, newly issued prepaid share purchase contracts, often known as “prepaid securities,” upon release to a holder of any collateral securing such holder’s obligations under the original share purchase contract.

The applicable prospectus supplement will describe the material terms of the share purchase contracts or share purchase units and, if applicable, prepaid securities. The description in the applicable prospectus supplement will not contain all of the information that you may find useful. For more information, you should review the share purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such share purchase contracts or share purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued. We will file a copy of each of these documents in our Current Reports on Form 8-K, which will be incorporated herein by reference, or by an amendment to the registration statement of which this prospectus forms a part. Material United States Federal income tax considerations applicable to the share purchase contracts and the share purchase units will also be discussed in the related prospectus supplement.

PLAN OF DISTRIBUTION

We may sell any of the securities offered by this prospectus to or through one or more underwriters or dealers, and also may sell the securities directly to other purchasers or through agents, or through a combination of methods.

Such firms may also act as our agents in the sale of the securities. We have no definitive plans to sell any of the securities offered by this prospectus directly to purchasers, but it is possible that we may make direct sales to one or more institutional investors. Any of our officers involved in such direct sales will rely on the exemption from broker-dealer registration provided by Rule 3a4-1 under the Securities Exchange Act and will comply with all elements of that rule.

Only underwriters named in the prospectus supplement will be considered as underwriters of the securities offered by such supplement. All participating underwriters, dealers and agents will be registered broker-dealers or associated persons of registered broker-dealers. As may be appropriate, we will file any required post-effective amendment or prospectus supplement to this registration statement that will name all of the participating underwriters in any “at the market” equity offering of our securities.

We may distribute securities at different times in one or more transactions. We may sell securities at fixed prices, which may change, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters. Discounts or commissions they receive and any profit on their resale of the securities may be considered underwriting discounts and commissions under the Securities Act of 1933. We will identify any such underwriter, dealer or agent, and we will describe any such compensation, in the prospectus supplement. We will describe our expected offering expenses in the prospectus supplement relating to a particular offering.

We may agree to indemnify underwriters, dealers and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act of 1933. We may also agree to contribute to payments which the underwriters, dealers or agents may be required to make in respect of such liabilities.

Agents designated by us may solicit offers to purchase the securities from time to time. The prospectus supplement will name any such agent involved in the offer or sale of the securities and will set forth any commissions payable by us to such agent. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

If the securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached. A prospectus supplement will be used by the underwriters to make resales of the securities to the public and will set forth the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of the securities, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act of 1933, of the securities so offered and sold. The prospectus supplement will set forth the name of the dealer and the terms of the transaction.

We may directly solicit offers to purchase the securities and may sell such securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale thereof. The prospectus supplement will describe the terms of any such sales.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. In the event that we conduct an electronic auction, if required we will file a post-effective amendment to the registration statement of which this prospectus (as supplemented) forms a part, describing the auction. We will include the price and terms to be established by the auction, a summary of the auction process and how you may participate in the auction, a description (or screen shots) of the Internet web pages that you will see before the auction and a description of the underwriters’ obligations.

Each series of securities will be a new issue with no established trading market, other than the common stock which is listed on the New York Stock Exchange and the Chicago Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock on an exchange, but we will not be obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance as to the liquidity of the trading market for the securities.

Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of common stock to hedge their position, deliver common stock covered by this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell shares of common stock short using this prospectus and deliver common stock covered by this prospectus to close out such short positions, or loan or pledge common stock to financial institutions that in turn may sell the shares of common stock using this prospectus. We may pledge or grant a security interest in some or all of the common stock covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus.

The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with their terms, or otherwise, by one or more firms, which we refer to as “remarketing firms,” acting as principals for their own accounts or as agents for us. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby. Under agreements which may be entered into with us, we may be required to provide indemnification or contribution to remarketing firms against certain civil liabilities, including liabilities under the Securities Act of 1933. Remarketing firms may also be customers of, engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase the securities from us at the public offering prices set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date or dates. The applicable prospectus supplement will indicate the commission to be paid to underwriters, dealers and agents soliciting purchases of the securities pursuant to contracts accepted by us.

In connection with an offering of the securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, underwriters may over-allot in connection with the offering, creating a syndicate short position in the securities for their own account. In addition, underwriters may bid for, and purchase, securities in the open market to cover short positions or to stabilize the price of the securities. Finally, underwriters may engage in penalty bids or reclaim selling concessions allowed for distributing the securities in the offering if the underwriters repurchase previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Underwriters are not required to engage in any of these activities and may end any of these activities at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, T. G. Westman, Esq., our Vice President, Associate General Counsel and Assistant Secretary, will pass upon the legality of the offered securities for us. Unless otherwise indicated in the applicable prospectus supplement, Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, will pass upon the legality of the offered securities for the underwriters, if any. Mr. Westman is paid a salary by Emerson, is a participant in various employee benefit plans and incentive plans offered by us and owns or has options to purchase shares of Emerson common stock. Davis, Polk & Wardwell will rely on the opinion of T. G. Westman with respect to matters of Missouri law. Arthur F. Golden, one of our directors, is a partner of Davis Polk & Wardwell. Davis Polk & Wardwell acts as counsel to us from time to time with respect to various matters but not with respect to the offered securities. Bryan Cave LLP, St. Louis, Missouri, is also representing us in connection with some of the aspects of this offering.

EXPERTS

The consolidated financial statements of Emerson Electric Co. and subsidiaries as of September 30, 2008 and 2007, and for each of the years in the three-year period ended September 30, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2008, have been incorporated by reference herein in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Emerson, except any underwriters’ fees and expenses, in connection with the sale of the securities being registered hereby. All of the amounts shown are estimated, except the SEC registration fee.

SEC registration fee	$(1)
Printing expenses	100,000
Rating agency fees and expenses	750,000
Trustee’s fees and expenses	75,000
Legal fees and expenses	180,000
Accounting fees and expenses	500,000
Miscellaneous expenses	(2)
Total	$(2)

_______________

(1)  In accordance with Rules 456(b) and 457(r), we are deferring payment of all of the Registration Fee, except as provided in the remainder of this footnote. In connection with the registration of $1,350,000,000 in aggregate initial offering price of securities previously registered (Registration No. 333-110546), $109,215 of unused registration fees that were paid in connection with the registration of such securities is carried forward hereby and will continue to be applied to such unsold securities.

(2)  An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

ITEM 15.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

The following summary is qualified in its entirety by reference to the complete text of Sections 351.355 of the Revised Statutes of Missouri and the articles of incorporation and by-laws of Emerson.

Emerson is a Missouri corporation. Section 351.355(1) of the Revised Statutes of Missouri provides that a corporation may indemnify a director, officer, employee or agent of the corporation in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines and settlement amounts actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 351.355(2) provides that the corporation may indemnify any such person in any threatened, pending or completed action or suit by or in the right of the corporation against expenses, including attorneys’ fees and settlement amounts actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that he or she may not be indemnified in respect of any claim, issue or matter in which he or she has been adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation, unless, and only to the extent, authorized by the court.

Section 351.355(3) provides that a corporation shall indemnify any such person against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she has been successful in defense of such action, suit or proceeding and if such action, suit or proceeding is one for which the corporation may indemnify him or her under Section 351.355(1) or (2). Section 351.355(7) provides that a corporation shall have the power to give any further indemnity to any such person, in addition to the indemnity otherwise authorized under Section 351.355, provided such further indemnity is either (i) authorized, directed or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, provided that no such indemnity shall indemnify any person from or on account of such person’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

Emerson has entered into indemnification agreements with the directors of Emerson and adopted amendments to the bylaws of Emerson which incorporate indemnity provisions permitted by Section 351.355(7) described above. The agreements and amended bylaws provide that Emerson will indemnify its directors and officers against all expenses (including attorneys’ fees), judgments, fines and settlement amounts, paid or incurred in any action or proceeding, including any action on behalf of Emerson, on account of their service as a director or officer of Emerson, any subsidiary of Emerson or any other company or enterprise when they are serving in such capacities at the request of Emerson, excepting only cases where (i) the conduct of such person is adjudged to be knowingly fraudulent, deliberately dishonest or willful misconduct, (ii) a final court adjudication shall determine that such indemnification is not lawful, (iii) judgment is rendered against such person for an accounting of profits made from a purchase or sale of securities of Emerson in violation of Section 16(b) of the Securities Exchange Act of 1934 or of any similar statutory law, (iv) any remuneration paid to such person is adjudicated to have been paid in violation of law or (v) the action is brought by Emerson, except where it is brought in the right of Emerson or in connection with an acquisition of Emerson in a transaction not approved by the Board of Directors by a majority of its continuing directors, which for this purpose means those directors holding office prior to the time of such acquisition or any successors who were approved as successors by the directors holding office prior to the time of such acquisition. Such person shall be indemnified only to the extent that the aggregate of losses to be indemnified exceeds the amount of such losses for which the director or officer is insured pursuant to any directors’ or officers’ liability insurance policy maintained by Emerson. The bylaws also provide that Emerson may advance expenses to an employee or agent and shall advance expenses to a director or officer in advance of the final disposition of any action, suit or proceeding upon receipt of an undertaking by or on behalf of any such person to repay such amount unless it is ultimately determined that any such person is entitled to be indemnified by Emerson.

Article 10 of Emerson’s Articles of Incorporation provides that the liability of Emerson’s directors to Emerson or any of its shareholders for monetary damages for breach of fiduciary duty as a director shall be eliminated to the fullest extent permitted under the Missouri General and Business Corporation Law. Any repeal or modification of Article 10 by Emerson’s shareholders shall not adversely affect any right or protection of a director of Emerson existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

Emerson maintains directors’ and officers’ liability insurance.

ITEM 16.     EXHIBITS

A list of exhibits filed herewith or incorporated by reference herein is contained in the Exhibit Index which is incorporated herein by reference.

ITEM 17.     UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) If the warrants to be issued are to be offered to existing security holders of the registrant pursuant to warrants or rights and any securities not taken by security holders of the registrant are to be reoffered to the public, then the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section 305(b)(2) of the Act.

(8) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on this 25th day of November, 2008.

Emerson Electric Co.

By:	/s/ Timothy G. Westman
Name:	Timothy G. Westman
Title:	Vice President, Associate General Counsel and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ D. N. Farr *	Chairman of the Board, Chief Executive Officer, President and Director	November 25, 2008
D. N. Farr

/s/ W. J. Galvin*	Senior Executive Vice President, Chief Financial Officer and Director	November 25, 2008
W. J. Galvin

/s/ R. J. Schlueter*	Vice President and Chief Accounting Officer	November 25, 2008
R. J. Schlueter

/s/ A. A. Busch III*	Director	November 25, 2008
A. A. Busch III

/s/ D. C. Farrell*	Director	November 25, 2008
D. C. Farrell

/s/ A. F. Golden*	Director	November 25, 2008
A. F. Golden

/s/ H. Green*	Director	November 25, 2008
H. Green

/s/ R. B. Horton*	Director	November 25, 2008
R. B. Horton

/s/ W. R. Johnson*	Director	November 25, 2008
W. R. Johnson

/s/ V. R. Loucks, Jr.*	Director	November 25, 2008
V. R. Loucks, Jr.

/s/ J. B. Menzer*	Director	November 25, 2008
J. B. Menzer

/s/ C. A. Peters*	Director	November 25, 2008
C. A. Peters

/s/ J. W. Prueher*	Director	November 25, 2008
J. W. Prueher

/s/ R. L. Ridgway*	Director	November 25, 2008
R. L. Ridgway

/s/ R. L. Stephenson*	Director	November 25, 2008
R. L. Stephenson

*By: /s/ T. G. Westman		November 25, 2008
T. G. Westman, Attorney-In-Fact Pursuant to Power of Attorney

EXHIBIT INDEX

Exhibit Number	Exhibit
1.1	Form of Underwriting Agreement Standard Provisions.
1.2	Form of Pricing Agreement (included in Exhibit 1.1).
1.3	Form of Distribution Agreement incorporated by reference herein to Exhibit 1.3 to the Registration Statement on Form S-3 (File No. 333-84673).
1.4	Form of Amendment to Distribution Agreement incorporated by reference herein to Exhibit 1.4 to the Registration Statement on Form S-3 (File No. 333-52658).
1.5*	Form of Underwriting Agreement (Debt).
1.6*	Form of Underwriting Agreement (Equity).
4.1

Indenture between the Registrant and The Bank of New York, as Trustee, incorporated by reference herein to Exhibit 4(b) to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1998.

4.2	Form of Debt Security.
4.3

Form of Fixed Rate Medium-Term Note incorporated by reference herein to Exhibit 4.3 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed October 15, 2002 (File No. 333-52658).

4.4

Form of Floating Rate Medium-Term Note incorporated by reference herein to Exhibit 4.4 Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed October 15, 2002 (File No. 333-52658)

4.5*	Form of Warrant Agreement.
4.6

Certificate of Designation, Preferences and Rights of Series B Junior Participating Preferred Stock, incorporated by reference herein to Exhibit 3(a)(ii) of Emerson Electric Co. Form 10-K for the fiscal year ended September 30, 1998.

4.7*

Form of Preferred Stock -- Any amendment to Emerson Electric Co.'s restated articles of incorporation authorizing the creation of any series of preferred stock setting forth the rights, preferences and designations thereof will be filed as an exhibit subsequently included or incorporated by reference herein.

4.8	Restated Articles of Incorporation of Emerson Electric Co., incorporated by reference to Exhibit 3(a) of Emerson Electric Co. Form 10-Q for the quarter ended March 31, 2001.
4.9	Bylaws of Emerson Electric Co., as amended through November 4, 2008.
5	Opinion of T. G. Westman, Esq.
8*	Opinion regarding tax matters.
12

Statement re computation of ratios of earnings to fixed charges incorporated by reference herein to Exhibit 12 to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2008.

23.1	Consent of T. G. Westman, Esq. (included in Exhibit 5).
23.2	Consent of Independent Registered Public Accounting Firm.
24	Powers of Attorney executed by certain of the officers and directors of the Registrant.
25	Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939, of The Bank of New York Mellon Trust Company, N.A., as Trustee.

* To be filed either by an amendment to the Registration Statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.